Exhibit 99.1
PREIT / 1

CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735

Heather Crowell
SVP, Corporate Communications and Investor Relations
(215) 454-1241
crowellh@preit.com
PREIT Reports Excellent Third Quarter 2016 Results and Increases Midpoint of Guidance

GAAP Earnings (Loss) Per Share improved $0.51 for the quarter

FFO, as adjusted per share increased 14% excluding dilution from asset sales

Same Store NOI grew by 5.2% for the quarter

Renewal Spreads were 11.2% for the quarter and 14.8% YTD

Sales PSF increased 8.5% to $460 over prior year

Completed sale of 2 non-core properties and executed agreement of sale for Beaver Valley Mall

Philadelphia, PA, November 2, 2016 - PREIT (NYSE: PEI) today reported results for the quarter and nine months ended September 30, 2016.

•
Net loss attributable to PREIT common shareholders was $1.4 million for the quarter compared to $36.3 million in the prior year period. On a per share basis, net loss was $0.02 for the quarter ended September 30, 2016 compared to net loss per share of $0.53 for the prior year quarter

•	FFO per share was flat for the quarter at $0.49; after adjusting for dilution from asset sales, FFO per share increased by $0.06 per share or 14%

•
Net income available to PREIT common shareholders was $0.6 million for the nine month period ended September 30, 2016 compared to loss attributable to PREIT common shareholders of $88.7 million in the prior year period.

•	FFO per share increased 9.1% to $1.32 for the nine month period ended September 30, 2016 compared to the prior year period.

•	Same Store NOI improved by 5.2% for the quarter and by an average of 4.3% for the first three quarters ended September 30, 2016 as compared to the prior year period.

◦	Same Store NOI excluding lease terminations improved by 1.4% for the quarter and by an average of 3.1% for the first three quarters ended September 30, 2016 as compared to the prior year period.

•	Non-anchor leased space for malls excluding those held for sale was 93.9%, a 160 basis point improvement over current physical occupancy.

Exhibit 99.1
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•	Comparable store sales per square foot across the portfolio increased 8.5% to $460 compared to $424 in the prior period.

•	Renewal spreads for tenants under 10,000 square feet were 12.0% for the quarter and 15.5% for the nine month period ended September 30, 2016.

◦	Cash basis renewal spreads for these tenants were 4.5% for the quarter and 7.9% for the nine month period ended September 30, 2016.

•	Non-anchor occupancy for same store malls improved 190 basis points to 92.8% compared to the quarter ended June 30, 2016.

•	Completed dispositions of Washington Crown Center and an office building in Voorhees, NJ,executed an Agreement of Sale for Beaver Valley Mall and brought Crossroads Mall in Beckley, WV to market.

•	New anchor stores, Dick’s Sporting Goods at Cumberland and Saks Fifth Avenue OFF 5TH, at Springfield Town Center, opened respectively.

“Our results reflect the high quality, improving shopper demographics and well-located portfolio of assets we have created through dispositions, redevelopment and repositioning,” said Joseph F. Coradino, Chief Executive Officer. “We are consistently delivering strong operating results and have, in full swing, a pipeline of value creating projects that will further strengthen the portfolio and continue the cycle of portfolio improvement and growth through increased traffic, sales and NOI.”
The following tables set forth information regarding net income (loss), net (loss attributable) income available to PREIT common shareholders and net (loss) earnings per diluted share for the quarter and nine months ended September 30, 2016 and 2015:

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2016	2015	2016	2015
Net income (loss)	$2.9	$(36.2)	$14.0	$(84.8)
Net income available (loss attributable) to PREIT common shareholders	$(1.4)	$(36.3)	$0.6	$(88.7)
Net earnings (loss) per share - basic and diluted	$(0.02)	$(0.53)	$0.01	$(1.29)

The following tables set forth information regarding Funds From Operations ("FFO") and FFO, as adjusted for the quarter and nine months ended September 30, 2016 and 2015:

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2016	2015	2016	2015
FFO	$37.8	$37.7	$102.5	$91.4
Mortgage prepayment penalty and accelerated amortization of deferred financing costs	—	—	—	1.1
Acquisition costs	—	—	—	3.5
Provision for employee separation expense	0.2	0.1	1.4	0.1
Loss on hedge ineffectiveness	—	—	0.1	0.5
FFO, as adjusted	$38.0	$37.9	$104.0	$96.6
FFO from Assets Sold	(0.3)	(5.1)	(5.1)	(17.1)
FFO, as adjusted for Assets Sold	$37.7	$32.8	$98.9	$79.5

Exhibit 99.1
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	Quarter Ended September 30,		Nine Months Ended September 30,
Per Diluted Share and OP Unit	2016	2015	2016	2015
FFO	$0.49	$0.49	$1.32	$1.21

FFO, as adjusted	$0.49	$0.49	$1.34	$1.28
FFO from Assets Sold	—	$(0.07)	$(0.07)	$(0.23)
FFO, as adjusted for Assets Sold	$0.48	$0.42	$1.27	$1.05

Descriptions of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Primary Factors Affecting Financial Results for the Quarter Ended September 30, 2016:

•
Net loss attributable to PREIT common shareholders was $1.4 million, or $0.02 per basic and diluted share compared to net loss attributable to PREIT common shareholders of $36.3 million, or $0.53 per basic and diluted share for the quarter ended September 30, 2015.

•
Same Store NOI increased by $3.3 million to $65.4 million, primarily driven by an incremental $1.1 million increase from Springfield Town Center and a $2.4 million increase in lease terminations, partially offset by $0.7 million of lower revenue from tenants that filed for bankruptcy in 2016.

•
Non Same Store NOI decreased $4.6 million including a $6.2 million decrease from properties sold in 2015 and 2016, partially offset by a $1.1 million increase related to the recovery of costs previously expensed at Fashion Outlets of Philadelphia.

•
FFO, as adjusted, for the quarter was $0.49 per share and OP Unit, compared to $0.49 per share and OP Unit in the prior year. Dilution from assets sold in 2015 and 2016 was approximately $0.06 per share.

•
Impairment of assets of $9.9 million was recognized on Beaver Valley Mall  in the quarter ended September 30, 2016, as compared to $51.4 million recognized on Lycoming Mall and Voorhees Town Center in the quarter ended September 30, 2015.

Primary Factors Affecting Financial Results for the Nine Months Ended September 30, 2016:

•
Net income available to PREIT common shareholders was $0.6 million, or $0.01 per basic and diluted share, compared to loss attributable to PREIT common shareholders of $88.7 million, or $1.29 per basic and diluted share, for the nine months ended September 30, 2015.

•
NOI increased by $0.3 million to $200.6 million. The net increase results from an incremental $8.6 million aggregate increase from Springfield Town Center and Gloucester Premium Outlets, rent increases, new store openings and termination fees at existing properties, net of $15.0 million lower NOI from properties sold in 2015 and 2016.

•	Gains on sales of interests in real estate were $23.0 million primarily due to the sale of the Walnut and Chestnut Street retail properties and two operating parcels.

•	Acquisition costs of $3.4 million in the nine months ended September 30, 2015 that did not recur in 2016.

•	Activist shareholder defense costs of $1.8 million for the nine months ended September 30, 2015 that did not recur in 2016.

•
FFO, as adjusted, for the nine months ended September 30, 2016 was $1.34 per share and OP Unit, compared to $1.28 in the prior year.  Dilution from assets sold in 2015 and 2016 was approximately $0.15 per share.

Exhibit 99.1
PREIT / 4

•
Impairment of assets of $24.6 million was recognized on Beaver Valley Mall, Washington Crown Center  and the office building located at Voorhees Town Center in the nine months ended September 30, 2016 as compared to $86.3 million that was recognized on Lycoming Mall, Voorhees Town Center, Uniontown, Gadsden, New River Valley and Wiregrass Commons Malls in the nine months ended September 30, 2015.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses.

Asset Dispositions
During the quarter, the Company sold Washington Crown Center in Washington, PA, an office building in Voorhees, NJ and a land parcel adjacent to Beaver Valley Mall in Monaca, PA.

In October 2016, the Company entered into an Agreement of Sale for Beaver Valley Mall and has placed Crossroads Mall in Beckley, WV on the market for sale.

Retail Operations
The following tables set forth information regarding sales per square foot and occupancy in the Company’s mall portfolio, including unconsolidated properties:

	Rolling Twelve Months Ended:
	September 30, 2016	September 30, 2015
Portfolio Sales per square foot (1)(2)	$460	$424

(1) Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet hand have occupied the space for at least 24 months excluding Springfield Town Center which is 12 months.

(2) We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership.

A reconciliation of portfolio sales per square foot can be found below:

September 30, 2015	$424
Organic sales growth	9
Asset sales	24
Springfield Town Center	3
September 30, 2016 Sales	$460

Exhibit 99.1
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	Leased as of	Occupancy as of:
	September 30, 2016	September 30, 2016	September 30, 2015
Same Store Malls:
Total including anchors(1)(2)	95.1%	93.9%	95.3%
Total excluding anchors(1)(2)	94.2%	92.8%	93.3%
Portfolio Total Occupancy:
Total including anchors(1)(2)	94.8%	93.6%	94.0%
Total excluding anchors(1)(2)	93.6%	92.3%	91.5%
(1) Includes both consolidated and unconsolidated properties.
(2) We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership.

2016 Outlook
The Company has revised its previous estimates of net income attributable to PREIT common shareholders, FFO and FFO as adjusted, each on a per share basis, for the year ending December 31, 2016. The changes give consideration to the Company’s results of operations for the first nine months of the year, completed and planned dispositions of assets, completed financing transactions and management’s outlook for the balance of the year.

Estimates Per Diluted Share	Lower End	Upper End
Net income attributable to PREIT common shareholders	$0.08	$0.11
Depreciation and amortization (including the Company's proportionate share of unconsolidated properties), noncontrolling interest and other adjustments	1.72	1.72
Impairment of assets	0.32	0.32
Gain on sale of interests in real estate	(0.29)	(0.29)
FFO	1.83	1.86
Provision for employee separation expense and hedge ineffectiveness	0.02	0.02
FFO, as adjusted	$1.85	$1.88

Our 2016 guidance is based on our current assumptions and expectations about market conditions, and our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Our revised guidance incorporates the following assumptions, among others:

•	Same Store NOI growth in the fourth quarter is expected to be 3.5% to 4.5%;

•	Additional asset sales, if any, would not occur until the end of 2016 or early 2017;

•	No additional financing activity; and

•	No acquisitions.

Conference Call Information
Management has scheduled a conference call for 11:00 a.m. Eastern Time on Thursday,
November 3, 2016, to review the Company’s results and future outlook. To listen to the call, please dial

Exhibit 99.1
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1-877-201-0168 (domestic toll free), or 1-647-788-4901 (international), and request to join the PREIT call, Conference ID 74250243, at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website. For best results when listening to the webcast, the Company recommends using Flash Player.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT
PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s 25 million square feet of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. Since 2012, the company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. Additional information is available at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Definitions of Non-GAAP Measures

Funds From Operations

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding gains and losses on sales of operating properties, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash

Exhibit 99.1
PREIT / 7

flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three and nine months ended September 30, 2016 and 2015, respectively, to show the effect of such items as accelerated amortization of deferred financing costs and prepayment penalties, acquisition costs, provision for employee separation expense, and loss on hedge ineffectiveness, which had a significant effect on our results of operations, but are not, in our opinion, indicative of our operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as accelerated amortization of deferred financing costs and prepayment penalties, acquisition costs, provision for employee separation expense, and loss on hedge ineffectiveness.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our share of revenue and operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

NOI excludes other income, general and administrative expenses, provision for employee separation expenses, interest expense, depreciation and amortization, gains on sale of interest in non operating real estate, gain on sale interest in real estate, impairment of assets, acquisition costs and other expenses.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of or under redevelopment during the periods presented. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI. Springfield Town Center is included in Same Store NOI for the three months ended September 30, 2016 and 2015, respectively, and excluded for the nine months ended September 30, 2016 and 2015, respectively.

Financial Information of our Unconsolidated Properties

The non-GAAP financial measures of FFO and NOI presented in this press release incorporate financial information attributable to our share of unconsolidated properties. This pro rata financial information is also non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, earnings from these

Exhibit 99.1
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unconsolidated partnerships are recorded in our statements of operations prepared in accordance with GAAP under the caption entitled “Equity in income of partnerships.”

To derive the pro rata financial information from our unconsolidated properties, we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-proportionate allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rate share of the revenue and expenses of our unconsolidated partnerships, we do not have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Accordingly, NOI and FFO results based on our share of the results of unconsolidated partnerships do not represent cash generated from our investments in these partnerships.

Forward Looking Statements

This press release, together with other statements and information publicly disseminated by us, contain certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors:

Changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; increases in operating costs that cannot be passed on to tenants; current economic conditions and the state of employment growth and consumer confidence and spending, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; our ability to sell properties that we seek to dispose of or our ability to obtain estimated sale prices; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill, including such losses that we might be required to record in connection with any dispositions of assets; risks relating to development and redevelopment activities; our ability to identify and execute on suitable acquisition opportunities and to integrate acquired properties into our portfolio; our partnerships and joint ventures with third parties to acquire or develop properties; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; changes to our corporate management team and any resulting modifications to our business strategies; the effects of online shopping and other uses of technology on our retail tenants; acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; our substantial debt and stated value of preferred shares and our high leverage ratio; constraining leverage, unencumbered debt yield, interest and tangible net worth covenants under our Credit Agreements; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our short and long-term liquidity position; potential dilution from any capital raising transactions or other equity issuances; and general economic, financial and political conditions, including credit and capital market conditions, changes in interest rates or unemployment.

Additional factors that might cause future events, achievements or results to differ materially from

Exhibit 99.1
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those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2015 in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **
** information will be available on www.preit.com **

PREIT / 10             Pennsylvania Real Estate Investment Trust
Selected Financial Data

STATEMENTS OF OPERATIONS (Unaudited)	Quarter Ended		Nine Months Ended
(In thousands, except per share amounts)	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

REVENUE:
Real estate revenue:
Base rent	$60,188	$68,378	$188,424	$200,069
Expense reimbursements	29,059	31,790	89,063	93,840
Percentage rent	825	866	1,661	1,712
Lease termination revenue	3,012	1,431	3,263	1,898
Other real estate revenue	3,176	2,355	8,044	6,967
Total real estate revenue	96,260	104,820	290,455	304,486
Other income	2,600	2,216	4,630	4,300
Total revenue	98,860	107,036	295,085	308,786
EXPENSES:
Operating expenses
Property operating expenses:
CAM and real estate taxes	(29,373)	(33,004)	(94,058)	(100,073)
Utilities	(4,753)	(5,311)	(13,216)	(15,419)
Other property operating expenses	(3,123)	(4,428)	(10,618)	(12,416)
Total property operating expenses	(37,249)	(42,743)	(117,892)	(127,908)
Depreciation and amortization	(26,820)	(36,108)	(92,217)	(105,938)
General and administrative expenses	(8,244)	(7,554)	(25,713)	(25,624)
Provision for employee separation expense	(162)	(136)	(1,355)	(136)
Acquisition costs and other expenses	(1,080)	(427)	(1,374)	(5,696)
Total operating expenses	(73,555)	(86,968)	(238,551)	(265,302)
Interest expense, net	(17,198)	(19,668)	(53,611)	(60,939)
Impairment of assets	(9,865)	(51,412)	(24,589)	(86,319)
Total expenses	(100,618)	(158,048)	(316,751)	(412,560)
Loss before equity in income of partnerships, gains on sales of interests in real estate and gain on sale of non operating real estate	(1,758)	(51,012)	(21,666)	(103,774)
Equity in income of partnerships	4,643	2,385	12,718	6,499
Gains on sales of interest in real estate	31	12,386	22,953	12,386
Gain on sale of interests in non operating real estate	—	—	9	43
Net income (loss)	2,916	(36,241)	14,014	(84,846)
Less: net (income available) loss attributed to noncontrolling interest	(312)	3,901	(1,502)	8,073
Net income available (loss attributable) to PREIT	2,604	(32,340)	12,512	(76,773)
Less: preferred share dividends	(3,962)	(3,962)	(11,886)	(11,886)
Net income available (loss attributable) to PREIT common shareholders	$(1,358)	$(36,302)	$626	$(88,659)
Basic and diluted earnings (loss) per share - PREIT (1)	$(0.02)	$(0.53)	$0.01	$(1.29)
Weighted average number of shares outstanding for diluted EPS	69,129	68,807	69,451	68,710
 (1)For the quarters ended September 30, 2016 and 2015 and the nine months ended September 30, 2015, there are net losses, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

PREIT / 11             Pennsylvania Real Estate Investment Trust
Selected Financial Data

OTHER COMPREHENSIVE INCOME (LOSS) (Unaudited)	Quarter Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
(In thousands)
Comprehensive income (loss):
Net income (loss)	$2,916	$(36,241)	$14,014	$(84,846)
Unrealized gain (loss) on derivatives	3,823	(2,817)	(4,755)	(3,663)
Amortization of losses of settled swaps, net of gains	123	202	375	1,212
Total comprehensive income (loss)	6,862	(38,856)	9,634	(87,297)
Less: Comprehensive (income) loss attributable to noncontrolling interest	(729)	4,184	(1,029)	8,337
Comprehensive income (loss attributable) to PREIT	$6,133	$(34,672)	$8,605	$(78,960)

PREIT / 12             Pennsylvania Real Estate Investment Trust
Selected Financial Data

The following table presents a reconciliation of net income (loss) determined in accordance with GAAP to FFO attributable to common shareholders and OP Unit holders, FFO attributable to common shareholders and OP Unit holders per diluted share and OP Unit, FFO, as adjusted, attributable to common shareholders and OP Unit holders and FFO, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit, for the quarter and nine months ended September 30, 2016 and 2015:

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2016	2015	2016	2015
Net income (loss)	$2,916	$(36,241)	$14,014	$(84,846)
Depreciation and amortization on real estate
Consolidated Properties	26,448	35,730	91,109	104,802
PREIT’s share of Equity method investments	2,571	3,142	7,591	9,365
Gains on sales of interests in real estate	(31)	(12,386)	(22,953)	(12,386)
Impairment of assets	9,865	51,412	24,589	86,319
Dividends on preferred shares	(3,962)	(3,962)	(11,886)	(11,886)
Funds from operations attributable to common shareholders and OP Unit holders	$37,807	$37,695	$102,464	$91,368
Accelerated amortization of financing costs and prepayment penalty	—	41	—	1,071
Acquisition costs	—	2	—	3,470
Provision for employee separation expense	162	136	1,355	136
Loss on hedge ineffectiveness	—	—	143	512
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$37,969	$37,874	$103,962	$96,557

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.49	$0.49	$1.32	$1.21
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.49	$0.49	$1.34	$1.28

Weighted average number of shares outstanding	69,129	68,807	69,065	68,710
Weighted average effect of full conversion of OP Units	8,319	8,345	8,328	6,320
Effect of common share equivalents	361	352	386	423
Total weighted average shares outstanding, including OP Units	77,809	77,504	77,779	75,453

PREIT / 13             Pennsylvania Real Estate Investment Trust
Selected Financial Data

NOI for the quarters ended September 30, 2016 and 2015:

	Same Store		Non-Same Store		Total
(In thousands)	2016	2015	2016	2015	2016	2015
NOI from Consolidated properties	$57,890	$55,453	$1,121	$6,624	$59,011	$62,077
NOI from equity method investments at ownership share	7,486	6,672	2,299	1,434	9,785	8,106
Total NOI	$65,376	$62,125	$3,420	$8,058	$68,796	$70,183
Less: lease termination revenue	3,770	1,340	90	140	3,860	1,480
Total NOI - excluding lease termination revenue	$61,606	$60,785	$3,330	$7,918	$64,936	$68,703

Average NOI for the nine months ended September 30, 2016 and 2015:

	Same Store Net Operating Income(1)
	Net Operating Income				Excluding lease termination revenue
			Change				Change
(In thousands)	2016	2015	$	%	2016	2015	$	%
Quarter ended March 31	$57,869	$55,762	$2,107	3.8%	$57,698	$55,416	$2,282	4.1%
Quarter ended June 30	62,286	59,921	2,365	3.9%	62,226	59,851	2,375	4.0%
Quarter ended September 30	65,376	62,125	3,251	5.2%	61,606	60,785	821	1.4%
Average (2)	$185,531	$177,808	$7,723	4.3%	$181,530	$176,052	$5,478	3.1%

(1)	Includes our proportionate share of Net Operating Income from equity method investments

(2)
Computed by averaging the Same Store NOI from the quarters ended March 31st, June 30th and September 30th of 2016 and 2015. Same store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of or under redevelopment during the periods presented. Springfield Town Center is included in Same Store NOI for the quarters ended September 30, 2016 and 2015, respectfully, and excluded for the year to date periods ended September 30, 2016 and 2015, respectively.

PREIT / 14             Pennsylvania Real Estate Investment Trust
Selected Financial Data

The table below reconciles net income (loss) to NOI of our consolidated properties for the quarters ended September 30, 2016 and 2015.

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands)	2016	2015	2016	2015
Net income (loss)	$2,916	$(36,241)	$14,014	$(84,846)
Other income	(2,600)	(2,216)	(4,630)	(4,300)
Depreciation and amortization	26,820	36,108	92,217	105,938
General and administrative expenses	8,244	7,554	25,713	25,624
Employee separation expenses	162	136	1,355	136
Acquisition and other expenses	1,080	427	1,374	5,696
Interest expense	17,198	19,668	53,611	60,939
Impairment of assets	9,865	51,412	24,589	86,319
Equity in income of partnerships	(4,643)	(2,385)	(12,718)	(6,499)
Gains on sales of interests in real estate, net	(31)	(12,386)	(22,953)	(12,386)
Gains on sales of non operating real estate	—	—	(9)	(43)
Net operating income - consolidated properties	59,011	62,077	$172,563	$176,578
Less: Non Same Store NOI	1,121	6,624
Same Store NOI	57,890	55,453
Less: lease termination revenue	2,963	1,291
Same Store NOI less lease termination revenue	$54,927	$54,162

The table below reconciles equity in income of partnerships to NOI of equity method investments at ownership share for the quarters ended September 30, 2016 and 2015:

	Quarter Ended September 30,
(in thousands)	2016	2015
Equity in income of partnerships	$4,643	$2,385
Depreciation and amortization	2,571	3,142
Interest and other expenses	2,571	2,579
Net operating income from equity method investments at ownership share	9,785	8,106
Less: Non Same Store NOI	2,299	1,434
Same Store NOI	7,486	6,672
Less: lease termination revenue	807	49
Same Store NOI from equity method investments less lease termination revenue at ownership share	$6,679	$6,623

PREIT / 15             Pennsylvania Real Estate Investment Trust
Selected Financial Data

The table below reconciles net income (loss) to NOI of our consolidated properties for the quarters ended March 31, 2016 and 2015, and June 30, 2016 and 2015.

	Quarter Ended March 31,		Quarter Ended June 30,
(in thousands)	2016	2015	2016	2015
Net income (loss)	$1,929	$(13,937)	$9,169	$(34,666)
Other income	(516)	(1,274)	(1,514)	(811)
Depreciation and amortization	33,735	33,189	31,662	36,641
General and administrative expenses	8,586	8,943	8,883	9,126
Employee separation expenses	535	—	658	—
Acquisition and other expenses	51	4,451	243	817
Interest expense	19,346	20,145	17,067	21,126
Impairment of assets	606	6,240	14,118	28,667
Equity in income of partnerships	(3,883)	(2,083)	(4,192)	(2,032)
Gains on sales of interests in real estate, net	(2,035)	—	(20,887)	—
Gains on sales of non operating real estate	(9)	(43)	—	—
Net operating income - consolidated properties	58,345	55,631	55,207	58,868
Less: Non Same Store NOI	7,157	6,339	(28)	5,548
Same Store NOI	51,188	49,292	55,235	53,320
Less: lease termination revenue	171	346	15	55
Same Store NOI less lease termination revenue	$51,017	$48,946	$55,220	$53,265

The table below reconciles equity in income of partnerships to NOI of equity method investments at ownership share for the quarters ended March 31, 2016 and 2015, and June 30, 2016 and 2015.

	Quarter Ended March 31,		Quarter Ended June 30,
(in thousands)	2016	2015	2016	2015
Equity in income of partnerships	$3,883	$2,083	$4,192	$2,032
Depreciation and amortization	2,434	3,212	2,584	3,011
Interest and other expenses, net	2,581	2,667	2,578	2,580
Net operating income from equity method investments at ownership share	8,898	7,962	9,354	7,623
Less: Non Same Store NOI	2,217	1,492	2,303	1,022
Same Store NOI	6,681	6,470	7,051	6,601
Less: lease termination revenue	—	—	45	15
Same Store NOI from equity method investments less lease termination revenue at ownership share	$6,681	$6,470	$7,006	$6,586

PREIT / 16             Pennsylvania Real Estate Investment Trust
Selected Financial Data

The table below reconciles net income (loss) to NOI for our consolidated properties for the nine months ended September 30, 2016 and 2015.

	Nine Months Ended September 30,
(in thousands)	2016	2015
Net income (loss)	$14,014	$(84,846)
Other income	(4,630)	(4,300)
Depreciation and amortization	92,217	105,938
General and administrative expenses	25,713	25,624
Employee separation expenses	1,355	136
Acquisition and other expenses	1,374	5,696
Interest expense	53,611	60,939
Impairment of assets	24,589	86,319
Equity in income of partnerships	(12,718)	(6,499)
Gains on sales of interests in real estate, net	(22,953)	(12,386)
Gains on sales of non operating real estate	(9)	(43)
Net operating income - consolidated properties	$172,563	$176,578

The table below reconciles equity in income of partnerships to NOI of equity method investments at ownership share for the nine months ended September 30, 2016 and 2015.

	Nine Months Ended September 30,
(in thousands)	2016	2015
Equity in income of partnerships	$12,718	$6,499
Depreciation and amortization	7,591	9,365
Interest and other expenses, net	7,729	7,826
Net operating income from equity method investments at ownership share	$28,038	$23,690

The table below presents total NOI and NOI excluding lease terminations for the nine months ended September 30, 2016 and 2015.

	Nine Months Ended September 30,
(in thousands)	2016	2015
Consolidated properties	$172,563	$176,578
Equity method investments at ownership share	28,038	23,690
Total NOI	200,601	200,268
Less: Lease termination revenue	4,158	1,961
Total NOI excluding lease termination revenue	$196,443	$198,307

PREIT / 17             Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEETS	September 30, 2016	December 31, 2015
	(Unaudited)
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,207,221	$3,297,520
Construction in progress	98,925	64,019
Land held for development	5,908	6,350
Total investments in real estate	3,312,054	3,367,889
Accumulated depreciation	(1,052,550)	(1,015,647)
Net investments in real estate	2,259,504	2,352,242
INVESTMENTS IN PARTNERSHIPS, at equity:	166,149	161,029
OTHER ASSETS:
Cash and cash equivalents	25,384	22,855
Tenant and other receivables (net of allowance for doubtful accounts of $7,128 and $6,417 at September 30, 2016 and December 31, 2015, respectively)	31,721	40,324
Intangible assets (net of accumulated amortization of $10,664 and $13,441 at September 30, 2016 and December 31, 2015, respectively)	20,283	22,248
Deferred costs and other assets, net	90,975	75,450
Assets held for sale	30,715	126,244
Total assets	$2,624,731	$2,800,392
LIABILITIES:
Mortgage loans payable	$1,227,690	$1,321,331
Term Loans	396,856	398,040
Revolving Facility	115,000	65,000
Tenants' deposits and deferred rent	15,374	14,631
Distributions in excess of partnership investments	61,617	65,547
Fair value of derivative liabilities	6,482	2,756
Liabilities related to assets held for sale	1,093	69,918
Accrued expenses and other liabilities	64,048	78,539
Total liabilities	1,888,160	2,015,762
EQUITY:	736,571	784,630
Total liabilities and equity	$2,624,731	$2,800,392

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